UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2011

Marathon Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 422-2121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the Spin-off (as defined below), Marathon Petroleum Corporation (“MPC”, or “we” or “us”) entered into an Employee Matters Agreement (the “EMA”) with Marathon Oil Corporation (“MRO”). We previously filed a copy of the EMA with the Securities and Exchange Commission on May 26, 2011 as an exhibit to a registration statement on Form 10 relating to the Spin-off. On June 30, 2011, an amendment to the EMA (the “EMA Amendment”) was entered into for the primary purposes of (i) ensuring that Canadian employees will not experience adverse tax consequences as a result of equity conversions, (ii) making conforming changes to reflect a registration statement to be filed by us, and (iii) allowing for a possible variance by a third party service provider from the methodology for equity adjustments in the EMA. A copy of the EMA Amendment is included as Exhibit 10.1 to this report.

To provide us with additional liquidity following the Spin-off, we entered into a four-year revolving credit agreement dated as of March 11, 2011 (the “Credit Agreement”) with a syndicate of lenders, including JPMorgan Chase Bank, National Association, as administrative agent. We previously filed a copy of the Credit Agreement with the Securities and Exchange Commission on March 29, 2011 as an exhibit to a registration statement on Form 10 relating to the Spin-off. On June 30, 2011, we entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, amends the Credit Agreement in order to permit certain additional types of intercompany indebtedness and to ensure that certain securitization transactions are permitted under the restrictive covenants set forth in the Credit Agreement. A copy of the Credit Agreement Amendment is included as Exhibit 10.2 to this report.

Item 8.01	Other Items.

On June 30, 2011, MRO completed its spin-off (the “Spin-off”) of MPC through the distribution of shares of our common stock to holders of outstanding shares of MRO’s common stock. Our businesses primarily consist of those that previously comprised of MRO’s refining, marketing and transportation operations. In connection with the Spin-off, MRO stockholders received 100% (approximately 356 million shares) of our outstanding common stock. We are now an independent public company and our common stock trades under the symbol “MPC” on the New York Stock Exchange.

A registration statement on Form 10 relating to the Spin-off was filed by us with the Securities and Exchange Commission and was declared effective on June 6, 2011.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment to Employee Matters Agreement, dated as of June 30, 2011, between Marathon Oil Corporation and Marathon Petroleum Corporation.

10.2	Amendment No. 1 to Revolving Credit Agreement, dated as of June 30, 2011, among Marathon Petroleum Corporation, the lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: July 1, 2011	By:	/s/ Garry L. Peiffer
Name: Garry L. Peiffer
Title: Executive Vice President, Corporate Planning and Investor & Government Relations

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employee Matters Agreement, dated as of June 30, 2011, between Marathon Oil Corporation and Marathon Petroleum Corporation.

10.2	Amendment No. 1 to Revolving Credit Agreement, dated as of June 30, 2011 among Marathon Petroleum Corporation, the lenders party thereto, and JPMorgan Chase Bank, National Association, as Administrative Agent.